Exhibit 8.1

October 20, 2003

Taiwan Semiconductor Manufacturing Company Limited,

    No. 8, Li-Hsin Road 6,

        Science-Based Industrial Park,

            Hsinchu, Taiwan.

        Re: Taiwan Semiconductor Manufacturing Company Limited—Registration Statement on

Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Taiwan Semiconductor Manufacturing Company Limited (the “Company”) in connection with the offer of American Depositary Shares as described in the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company on the date hereof. We hereby confirm to you our opinion as set forth in the Registration Statement under the caption “Taxation—United States Federal Income Taxation”.

We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

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